EXHIBIT 10.13


                                    AGREEMENT

                                   between the

                               HARRIS CORPORATION

                                       and

                               LOCAL UNION NO. 177
             International Union Of Electronic, Electrical, Salaried
                     Machine and Furniture Workers, AFL-CIO


                                 at and for the
                                 COMPANY'S PLANT
                            MOUNTAINTOP, PENNSYLVANIA




                                December 1, 1998
                                to and including
                                December 1, 2001

                                    AGREEMENT

The Company and the Union recognize that harmonious and constructive contractual relations are mutually beneficial and both are desirous of maintaining such relations.

                                    ARTICLE I
                                     PARTIES

Paragraph 1.01, PARTIES: Agreement entered into this 1st day of December, 1998, between the Harris Corporation, hereafter referred to as "the Company" and Local Union No. 177 International Union Of Electronic, Electrical, Salaried, Machine And Furniture Workers, AFL-CIO, hereafter referred to as "the Union," with respect to the Bargaining Unit composed of production and maintenance employees at the Company's plant in Mountaintop, Pennsylvania.

                                   ARTICLE II
                              PURPOSE OF AGREEMENT

Paragraph 2.01, PURPOSE: The purpose of and consideration for this Agreement is to provide orderly collective bargaining relations between the Company and the Union, to secure prompt and equitable disposition of grievances, and to establish fair wages, hours, and working conditions for the employees covered by this Agreement.

                                   ARTICLE III
                              RECOGNITION OF RIGHTS

Paragraph 3.01, BARGAINING UNIT RECOGNITION: The Company recognizes the Union as the sole collective bargaining representative with respect to rates of pay, wages, hours, and other conditions of employment for the Bargaining Unit which consists of all hourly-paid Production and Maintenance employees at the Mountaintop, Pennsylvania, Plant of the Company, located in Luzerne County, Pennsylvania, exclusive of all cafeteria employees, all executive, administrative, clerical and office employees, all salaried technical and professional employees, all guards, all employees represented by other unions having agreements with the Company, and all supervisors as defined in
Section 2(11) of the National Labor Relations Act, as amended.

Paragraph 3.02, UNION SHOP: All employees in the Bargaining Unit covered by this Agreement shall, as a condition of employment, on the 30th day following the date of this Agreement, or on the 30th day following the date of their hiring, whichever is the later, become and remain members of Local #177, International Union Of Electronic, Electrical, Salaried, Machine And Furniture Workers, AFL-CIO, in good standing.

The Company shall, without interference from the Union, select and hire its employees, subject to the terms and conditions of this Agreement.

Paragraph 3.03, CHECK-OFF: Upon receipt of an employee's written authorization, which shall not be irrevocable for more than one (1) year, or beyond the termination date of this Agreement, whichever occurs sooner, the Company shall deduct the appropriate union dues from such employee's wages each payday and remit the same weekly to the duly authorized representative of the Union.

Paragraph 3.04, AGREEMENT AGAINST STRIKE, LOCKOUT, ETCETERAS: The Parties mutually agree that there shall be no strike, work stoppage, slowdown, sit-down, or picketing by the Union or its representatives or lockout on the part of the Company, unless and until all Steps of the Grievance Procedure including Arbitration, shall have been employed and one of the Parties hereto fails or refuses to comply promptly with any final decision made against such Party thereunder.

If a strike should occur, management, supervisory and clerical employees, watchmen, guards, firemen, and other plant protection and maintenance employees shall be permitted to perform their respective functions without interference by the Union or its members on the basis of a plan mutually agreed upon for such purpose by the Company and the Union. It is understood, however, that the Company will not discriminate against any employees who, under this plan, may refuse to enter the struck plant.

In consideration of this Agreement, the Union agrees not to sue the Company, its officers or representatives, and the Company agrees not to sue the Union, its officers, agents or members, for any labor matters, in any court of law or equity, and neither party will institute any proceedings before any Government administrative board or agency for any act or omission of the other party or its agents or representatives which occurs during the life of this Agreement.

Paragraph 3.05, RECOGNITION OF RIGHTS AND FUNCTIONS OF MANAGEMENT:
Subject only to the express provisions of this Agreement, the Union agrees that supervision, management and control of the Company's business, operations and plants are exclusively the function of the Company and that the Company has the right to make such reasonable rules and regulations as it considers necessary or advisable for the orderly and efficient conduct of its business.

Paragraph 3.06, PROVISION AGAINST DISCRIMINATION, INTIMIDATION OR
COERCION: There shall be no discrimination, intimidation or coercion by either Company or Union against any employee or prospective employee because of race, color, creed, sex, national origin, handicap, veteran's status or because of union activity or membership.

Paragraph 3.07, EFFECT OF LAW: In the event that now or hereafter there is any state, local government, or federal law or any directive, order, rule or regulation made pursuant thereto, which is mandatory and in conflict with any provision or provisions of any agreement between the parties, the same shall supersede such provision or provisions, and thereafter shall govern and control the relations and conduct of the parties so long as such law, directive, order, rule or regulation shall remain in force and effect. In the event that this or any other agreements existing between the parties hereto, now or hereafter require approval of any government authority before becoming effective, the same will and shall be subject to such approval. Nothing in this Agreement shall preclude the company from taking actions it reasonably believes are necessary to comply with its obligations under the Americans With Disabilities Act, including but not limited to providing reasonable accommodation to applicants and employees with a disability, and maintaining the confidentiality of medical information.

                                   ARTICLE IV
                             GENERAL WAGE PROVISIONS

Paragraph 4.01, WAGES:

1. All employees covered by this Agreement shall be granted a general increase to be effective December 6, 1999, equal to four percent (4%) of the applicable straight time hourly wage rate. A second general increase will be granted on December 4, 2000, equal to four percent (4%) of the applicable straight time hourly wage rate. A third general increase will be granted on December 3, 2001, equal to four percent (4%) of the applicable straight time hourly wage rate. Additionally, there will be a lump sum payment of $250 also effective December 3, 2001. The general increases shall be incorporated into the Wage Rate Schedules attached to and made part of this Agreement.

2. A special lump sum payment in the amount of $1,100.00 will be made effective December 3, 1998. The full lump sum amount will be distributed to all eligible, full-time employees on the active payroll as of November 1, 1998. Regular employees not on active payroll by reason of layoff or approved leave of absence will receive the full lump sum payment provided they return to active payroll with unbroken continuous service credit on or before June 30, 1999. The above-mentioned employees who do not return to active payroll prior to June 30, 1999, but do return prior to December 1, 1999, will receive a lump sum payment of $550.

3. In addition to the above-mentioned wage adjustments and bonus payments, Local #177 active members will participate in the Harris Semiconductor Sector Variable Pay Plan under the terms and conditions of that Plan. The Plan will be communicated in advance prior to the start of each fiscal year (the fiscal year runs from July 1 through June 30). Payments, if any, will be made no later than July 31 of each plan year. Should the Company unilaterally eliminate the Harris Semiconductor Variable Pay Plan at any time prior to July 1, 2001, Local #177 active employees will receive a 2% lump sum payment before July 31 of the year the payment was to occur. This is in lieu of a variable payment for each affected year until the end of this Agreement.

Paragraph 4.02, WAGE POLICY: The Company, under as favorable hours and working conditions as prevail in manufacturing establishments, will maintain the policy of paying as high wages as are paid to employees engaged in similar classes of work in the Mountaintop area.

Paragraph 4.03, HOURLY WAGE RATE SCHEDULE: The wage rates for employees covered by this Agreement shall be those set forth in the Wage Rate Schedules attached hereto and made a part hereof as they become effective in accordance with Paragraph 4.01 of the Agreement. The Company shall supply the Union with copies of Hourly Wage Rate Schedules.

Paragraph 4.04, HOURLY WAGE RATES FOR NEW EMPLOYEES: Employees hired on or after the settlement date into occupational classifications that are not in Labor Grades 9 through 13 will be paid the percentages shown below of the minimum or start rate of the applicable labor grade in accordance with the following schedule:

     --------------------------------------------------------------------------
     From                      But Less Than                    Percentage
     --------------------------------------------------------------------------
     Hire Date                 6 Months                           80%
     --------------------------------------------------------------------------
     6 Months                  12 Months                          85%
     --------------------------------------------------------------------------
     12 Months                 18 Months                          90%
     --------------------------------------------------------------------------
     18 Months                 24 Months                          95%
     --------------------------------------------------------------------------
     24 Months                                                    100%
     --------------------------------------------------------------------------

After twenty-four (24) months, such employees will receive further increases to the maximum wage rate in accordance with the labor grade progression schedules of the applicable Wage Rate Schedule. The minimum or start rate of the applicable labor grade shall be that in effect on the settlement date and shall not be increased during the term of this Agreement.

Paragraph 4.05, RULES FOR NEW EMPLOYEES WITH PRIOR EXPERIENCE: New employees who prove their prior experience to the Company in the assigned occupational classifications when employed, will be paid a wage rate within the established rate range of the occupation in accordance with the provisions of Article 4, Paragraph 4.04.

Paragraph 4.06, WAGE RATES AND NEW OCCUPATIONAL CLASSIFICATIONS: In the event that the Company desires to make any new occupational classifications, the hourly rates applicable thereto shall be determined by negotiations between the Company and the Union, and the Company will supply the Union with the occupational classification number, the definitions thereof, and the agreed hourly wage rates for such new occupational classifications.

Paragraph 4.07, GUARANTEE FOR HOURS WORKED: The hourly rate of each individual employee is guaranteed for hours worked unless a change is made in the individual employee's hourly rate or occupational classification. If changed, the new hourly rate is guaranteed for hours worked after any such change becomes effective.

Paragraph 4.08, WAGE DIFFERENTIAL FOR SECOND AND THIRD SHIFT WORKERS: An employee who is scheduled by the Company to work on an established night shift shall be paid a night shift differential of 10% of his/her hourly earnings for time worked by him/her on such shift, provided, however, that if a day shift employee works overtime into the hours covered by an established night shift, he/she shall not be entitled to night shift differential pay.

Paragraph 4.09, SHOW-UP AND CALL-IN PAY: An employee (a) reporting for work in the absence of notice not to report, or (b) an employee reporting for work who has been called in for an emergency, shall be guaranteed a minimum of four (4) hours base rate pay or hourly wage rate. An employee (c) who works more than four (4) hours of his/her established shift in the absence of notice not to work shall be guaranteed the base rate pay for the regularly scheduled number of hours in his/her established shift, or eight (8) hours, whichever is lesser, provided, however, this paragraph shall not apply to employees under (a) and (c) above where fire, flood, explosion, bombing or earthquake cause damage in the plant which makes it impossible to resume work in the section in which such employee works.

Paragraph 4.10, RULES FOR CHANGE OF OCCUPATIONAL CLASSIFICATIONS: An employee subject to layoff due to lack of work who exercises his/her seniority privileges in accordance with the provisions of this Agreement and is thereby reclassified to a lower rated occupational classification will receive the top hourly wage rate of the lower rated occupational classification or his/her present occupational classification or his/her present hourly wage rate, whichever is lower. When an employee is temporarily assigned to a lower rated occupational classification on the request of the Company and there is work available in his/her regular occupational classification, such employee shall continue to receive the same hourly wage rate that he/she would have received had he/she continued on his/her regular occupational classification. Such temporary assignment shall not exceed fifteen (15) working days and shall not be used to avoid the recall procedure.

In the event of an upgrading to a higher rated occupational classification, the employee shall receive his/her present hourly wage rate or the minimum hourly wage rate for the occupational classification, whichever is higher. If the present hourly wage rate of such employee is equal to or higher than the minimum hourly wage rate for that occupational classification, his/her present hourly wage will be increased to the next higher, intermediate rate step of that occupation.

Paragraph 4.11, MAINTENANCE OF PRODUCTION STANDARDS: The Union agrees to cooperate with the Company to the fullest extent in the attainment, maintenance and improvement of production rates based on production standards established by the Company by such means as Time Studies, Motion Studies, or other methods of determining operator output on the basis of fairness and equity consistent with quality and reasonable working capacity of normal experienced operators. During periods when new methods or new operations are introduced, the Union agrees to cooperate with the Company in the maintenance and enforcement of the established retraining schedule for employees assigned to such work.

Paragraph 4.12, QUALITY STANDARDS: The Union agrees to cooperate with the Company in the maintenance of high quality standards. This cooperative effort encompasses the Total Quality Management concepts, work team development and training, and the empowerment of Company employees. Both the Union and the Company agree to promote Employee Involvement Programs during the term of this Agreement, including the use of recognition systems for work teams and/or team member(s). Both parties recognize the potential benefits which said programs may have on the workplace and for the employees of Harris Mountaintop. Therefore, all employees are expected to participate in these efforts and the team concept.

                                    ARTICLE V
                                      HOURS

Paragraph 5.01, NORMAL WORK WEEK: The "Normal work week" for all employees covered by this agreement shall be forty (40) hours, Monday through Friday, not to exceed eight (8) hours in any one day of twenty-four (24) hours; except such employees as are engaged in continuous operations or on any night shifts terminating on Saturday or holiday mornings or beginning on Sunday night, whose normal work week shall be five (5) consecutive days, not to exceed eight (8) hours in any one day of twenty-four (24) hours, and employees who are assigned to a compressed work week as described in Paragraph 5.02.

Paragraph 5.02, COMPRESSED WORK WEEK:

a. The compressed work week will consist of three (3) or four (4) day work shifts.

b. Payment for daily hours worked will be as follows: The first eight (8) hours will be paid at straight time; the next three (3) hours will be paid at time and one-half; and double time beyond that time.

c. Overtime payment for work on scheduled days off will be paid as follows for the compressed work week schedule: Either of the first two days off which are worked will be paid at time and one-half up to 11 hours and double time beyond that time. Work performed on either the third or fourth scheduled day(s) off will be paid at double time for all hours worked, provided the employee has worked one (1) time and one-half day which may be either the first, second or third scheduled day off. Otherwise, they will be paid in accordance with the rate established for the first two days off.

d. Worked performed on holidays will be paid in accordance with practice as established in Paragraph 14.02 of this Agreement.

e. Payment for holiday, bereavement, military differential, jury duty and witness, and sick days will be paid at the normally scheduled Compressed Work Week shift hours at straight time.

f. Vacations will be scheduled for plant shutdown or by individual days or weeks off. Five (5) days of vacation for each eligible week will be allowed when vacations of less than three (3) or four (4) consecutive work days are taken. A vacation of three (3) or four (4) consecutive work days will equal one (1) full week. Scheduled days off which fall during a vacation period will not be counted as vacation days.

g. Consistent with current practices, employees working such compressed work week shifts will be entitled to the same life insurance, temporary disability insurance or long term disability insurance benefits as employees working eight (8) hour shifts.

h.   A compressed work week is defined as an AM crew or a PM crew.

i. Unless otherwise mutually agreed, items relating to the compressed work week not enumerated herein will be resolved by application of current practice.

j. Employees assigned to the compressed work week will celebrate holidays as follows:


     Normal production will not be scheduled the following days:


                                      -        New Year's Day
                                      -        Easter Sunday (Not a paid day)
                                      -        Memorial Day
                                      -        Fourth Of July
                                      -        Labor Day
                                      -        Thanksgiving Day
                                      -        Christmas Day

The following holidays will be scheduled work days and will be paid double time and one-half for all hours worked, but shall not receive holiday pay as such:

                                      -        President's Day
                                      -        Good Friday
                                      -        Easter Monday
                                      -        Day After Thanksgiving

If an employee is absent the holiday that he/she is scheduled to work, he/she will not receive holiday pay (Paragraph 14.02 of the contract).

k. Effective November 1, 1998, production areas that are currently on the Normal work week will remain on the normal work week for the term of this Agreement.

Paragraph 5.03, DAILY OVERTIME: All time over eight (8) hours in one day shall be overtime.

Paragraph 5.04, OVERTIME OUTSIDE OF SCHEDULED SHIFTS: Any time worked before the established starting time or after the established quitting time for any shift shall be regarded as overtime unless mutually agreed to by both parties.

Paragraph 5.05, SHIFT CHANGES AND NOTICE: Subject to the provisions of Paragraph
5.04 of this Agreement, the Company shall be free to establish the starting and quitting time for any job upon notice to the appropriate Shop Steward and the employees affected; but any proposed changes in regularly established shifts shall be worked out between the Company and the Union.

Paragraph 5.06, OVERTIME NOTICE: Except in emergencies, the employee and the appropriate Shop Steward shall be notified of the necessity to work overtime. Such notice shall be given to employees on the first shift not later than twelve o'clock noon, on the day prior to the day on which such overtime shall be worked and to employees on the second and third shifts not later than at the beginning of the employees' regular lunch period of the day prior to the day on which such overtime shall be worked.

Paragraph 5.07, DIVISION OF OVERTIME: Insofar as the same is practicable and consistent with efficient operations, the Company will divide overtime work equally.

Paragraph 5.08, OVERTIME RATES FOR "NORMAL WORK WEEK": All overtime and time worked on Saturdays shall be paid for at the rate of time and one-half time; and all time worked on Sundays and all time worked over eleven (11) hours on any day shall be paid for at the rate of double time, provided, however, that when power house employees work on their scheduled consecutive days off, which there shall be two (2) per week, they shall be paid time and one-half time for hours worked on their first scheduled day off, provided, however, that they shall be paid at the rate of double time for all time over eleven (11) hours and double time for all hours worked on their second scheduled day off.

Paragraph 5.09, OVERTIME RATES FOR "COMPRESSED WORK WEEK": All overtime and time worked on scheduled days off for employees on Compressed Work Week shall be paid in accordance with Paragraph 5.02.

                                   ARTICLE VI
                                UNION ACTIVITIES

Paragraph 6.01, UNION BUSINESS OR ACTIVITIES ON COMPANY TIME OR PREMISES: Except for the performance of his/her duly assigned Company work or duties, and except as otherwise expressly provided in this Agreement for the administration of this Agreement, and the handling of Grievances in the Plant, no employee shall engage in Union activity or Union business on Company time, and no employee shall engage in any Union activity or Union business on the Company premises in such a manner as will interfere with the Company's production or business.

Paragraph 6.02, NUMBER OF UNION REPRESENTATIVES: The Parties agree that the Union Representatives for the administration of this Agreement and the handling of Grievances in the Plant shall be: (a) One president who shall also be the District Chairperson as District Chairperson is designated in Article VII; (b) one vice president who shall also be an Assistant District Chairperson as designated in Paragraph 7.03, but who may function as an Assistant District Chairperson only in the absence of the District chairperson or when designated to so function by the President; (c) three Chief Stewards who shall also be Assistant District Chairperson as Assistant District Chairpersons are designated in Paragraph 7.03; (d) Shop Stewards for each designated area. Insofar as practicable Union operations conditions will permit, the total number of all such Representatives shall not exceed the proportion of one Representative to each fifty employees in the Bargaining Unit. (Wherever the word "District" appears in this Article, it means Mountaintop Plant.)

Paragraph 6.03, QUALIFICATIONS OF UNION REPRESENTATIVES: No Union Representative referred to in Paragraph 6.02 shall be designated or qualified to act as such, when he/she has less than six months unbroken continuous service credit with the Company. No such Union Representative shall act as such during any layoff or leave of absence, except the President who shall be paid by the Union. The Chief Shop Stewards shall be full time Company employees and shall have jurisdiction over all Grievance Districts. Each Shop Steward shall be a full time Company employee of the Grievance District which he/she represents. No Alternate Union Representative may act except in the absence or inability to act of his/her principal. Union Representatives, except the President, who begin the settlement of a grievance in any step in the Grievance Procedure shall continue therewith until such Grievance is concluded in such step.

Paragraph 6.04, PRESIDENT - AUTHORITY: The President and the Vice President shall be paid by the Union when on Union business and shall be empowered and authorized by the Union to deal with the Company in all matters pertaining to the administration of this Agreement in all particulars in the Plant, and the investigation of grievances after a final decision therein in the Second Step. The President and Vice President shall have access to the Human Resources Department and any Section of the Mountaintop Plant where employees covered by this Agreement are working to see that this Agreement is carried out.

The Vice President shall be empowered to act as such only when authorized by the President in writing for specified time and assignments.

Paragraph 6.05, UNION AND COMPANY REPRESENTATION LISTS: Each Party agrees promptly to furnish the other with a complete written list of the names of their respective Representatives and their Assistants or Alternates and, in addition, the Company will furnish three (3) sets of complete Company and Union Representation Lists to the Union Office. Said lists shall specify the name and clock number of each of the Representatives and the Grievance District to which their jurisdiction in presenting grievances or complaints is limited; and their designation shall be evidence of their authority from the Union or the Company to act as such, and for such purposes. Each Party agrees promptly to furnish the other in writing any change or changes occurring in their respective Representation Lists. Each Party shall keep such Representation List correct and current at all times. In addition, the Union will furnish the Company with a list of its duly elected officers.

Paragraph 6.06, PRESENTATION OF AGREEMENT TO EMPLOYEES:  Within thirty
(30) days after the execution date of this Agreement, barring inability of any printer to meet this commitment, the Company shall supply all the employees in the Bargaining Unit with a copy of this Agreement. A copy of the Agreement shall be given to each newly hired or rehired employee covered by the Bargaining Unit. The above procedure shall also apply to any additional contract clauses that become party of this Agreement.

Paragraph 6.07, NOTICE OF HIRING AND RATE: At the same time it notifies an employee or applicant to report for work, the Company shall notify the Union of such person's occupational classification and hiring rate and management shall give to the appropriate shop steward a copy of such notice.

Paragraph 6.08, BULLETIN BOARDS: Notices of local Union meetings and other information of interest to Union members shall be posted by the Company on its Plant Bulletin boards subject to the approval of the local Human Resources Department.

Paragraph 6.09, NOTICE OF EMPLOYEE CLASSIFICATION: When an employee's occupational classification is changed, the employee and his/her appropriate Shop Steward shall be notified, in writing, within fifteen (15) days after the effective date of such change.

                                   ARTICLE VII
   RULES FOR UNION REPRESENTATIVES FOR THE HANDLING OF GRIEVANCES IN THE PLANT

Paragraph 7.01, GRIEVANCE DISTRICTS: Insofar as Union practical operating conditions will permit, the Union's Grievance Districts within the Bargaining Union shall be as compact as possible. Each Grievance District shall be represented by one District Chairperson and one Assistant District Chairperson. Sections or portions thereof within each Grievance District shall be represented by Shop Stewards as designated by the Union. Stewards within a Section or portion thereof may act as alternates to each other as designated by the Union on the Representation list.

Paragraph 7.02, GRIEVANCE APPEAL COMMITTEE MEMBERSHIP, QUALIFICATION, AUTHORITY AND PROCEDURE: The Grievance appeal Committee which will handle all Third Step Grievances shall be composed as follows:

(a) The Union Representatives thereon shall be duly authorized and designated Officers or Representatives of the Union. One such Representative shall be a grade of Business Agent or Assistant Business Agent, one shall be a grade of District Chairperson or Assistant District chairperson, one shall be a grade of Shop Steward or Alternate Shop Steward in whose jurisdiction the Grievance originated.

(b) The Company representatives thereon shall be duly authorized and designated officers or Representatives of the Company with the authority of Plant Manager; one shall be the Human Resources Manager, or a person designated by him/her with the authority of Human Resources Manager, and one shall be a grade of Department Manager, or Representative in whose jurisdiction the Grievance originated. Said Committee shall have (1) authority in the first instance to handle all Dismissal Grievances arising out of or in connection with the discharge of an employee; (2) authority to handle all Grievances which have been duly appealed from the Second to the Third Step of the Grievance Procedure; and (3) authority to handle such other matters as the Union and the Company may agree in writing to submit to such Committee. The Representatives of each Party shall vote separately as a group. The decision of a Party's group shall be binding on the other party only when such decision is voted to be satisfactory or acceptable to the other party's group, or is not appealed to the Fourth Step Arbitration by the Party's group which was dissatisfied with the decision in the time and manner provided for in this Agreement. Appeals to the Fourth Step Arbitration may be taken by a vote of the appropriate Party's group in the manner and form of other appeals. Regularly scheduled meetings shall be held at 9:00 A. M. on each Thursday of each calendar week, and not otherwise, except in cases where the Committee agrees to the contrary.

Paragraph 7.03, THE AUTHORITY OF DISTRICT CHAIRPERSON AND ASSISTANT DISTRICT
CHAIRPERSON: The sole Union duty and authority under the Grievance Procedure of a District Chairperson and an Assistant District Chairperson while acting as such in the Plant shall be: (1) authority to investigate Grievances which have been finally disposed of at the First Step and are pending an appeal therefrom;
(2) authority to handle and dispose only of those Grievances which have been duly appealed from the First to the Second Step of the Grievance Procedure by one of the Shop Stewards in one of the designated portions of the Grievance District for which such District Chairperson or Assistant District Chairperson is designated; (3) authority to appeal a Grievance which he/she has authority to handle and dispose of, and on which he/she was unable to get a decision which was satisfactory or acceptable, from the Second to the Third Step of the Grievance Procedure, as provided in this Agreement; and (4) authority to act as one member of the Grievance Appeal Committee on any grievance originating in the portion of the Grievance District of which he/she is the designated representative.

Paragraph 7.04, THE AUTHORITY OF SHOP STEWARDS: The sole Union duty and authority under the Grievance Procedure of a Shop Steward while acting as such in the Plant shall be: (1) authority to investigate and prevent Grievances within the designated portion of the Grievance District which he/she represents;
(2) authority to handle and dispose of only those Grievances which duly originated and arose within the designated portion of the Grievance District for which he/she is designated and authorized to act as Shop Steward; (3) authority to appeal such a grievance on which he/she was unable to get a decision which is satisfactory or acceptable to him/her, from the First to the Second Step of the Grievance Procedure, as provided in this Agreement, and (4) authority to act as one member of the Grievance Appeal Committee on any grievances originating in the portion of the Grievance District of which he/she is the designated representative. As long as any work is being performed requiring supervision, the Shop Steward for that group will be offered work if there is work available and he/she performs such work.

Paragraph 7.05, PROCEDURE FOR DISTRICT CHAIRPERSONS, ASSISTANT DISTRICT CHAIRPERSONS AND SHOP STEWARDS FOR HANDLING OF GRIEVANCES: Except when they are engaged in the disposal of a Grievance as provided in this Agreement, all such District Chairpersons, Assistant District Chairpersons and Shop Stewards shall continue at their regularly assigned Company work or duties in the same manner as other production workers. When such Union Representatives are required to leave their regularly assigned company duties for the disposal of a Grievance within their authority, they shall notify the appropriate Company Supervisor or Representative. If necessary, such Union Representatives shall remain on their regularly assigned Company duties until a reasonable time is afforded to provide a substitute worker in their place. In each such case, such Union Representatives will "ring out" their time card when they leave, and "ring in" their time card when they return to their assigned Company duties. In addition, each such Union Representative shall furnish written information called for on a "Grievance Lost Time Voucher" to be provided by the Company and he/she shall initial each entry thereon and also present the same to the duly authorized Company Representative involved in the investigation, presentation, negotiation or other handling of such Grievance. In all cases where such a Union Representative is required to enter any Department or Section of the Plant within which he/she has authority to act as such but in which he/she is not regularly employed, he/she shall inform the appropriate Representative or Supervisor and explain the business which requires his/her presence there.

Paragraph 7.06, PAYMENT FOR INVESTIGATION AND DISPOSAL OF GRIEVANCES: The Company agrees to pay for the Company time lost by any duly authorized and designated Union Representatives in the investigation and prompt and orderly disposal of Grievances up to and including the Third Step of the Grievance Procedure as set forth in Articles VII and VIII of this Agreement. In the event that either Party to this Agreement is of the opinion that excess time is being spent on the disposal of Grievances by any Representative of either Party, that matter may be referred by either Party directly to the Grievance Appeal Committee for solution, and if not there disposed of, the same may be made the subject of a Grievance at that Step.

                                  ARTICLE VIII
                               GRIEVANCE PROCEDURE

Paragraph 8.01, GRIEVANCE PARTIES AND DEFINITION: In the event there is any Grievance, dispute or difference between any employee in the Bargaining Unit or local Union or the Company, or any of Said parties, with respect to the interpretation or application of any provision of this Agreement, there shall be an earnest effort made to settle or dispose of such matters promptly by negotiations between the appropriate designated Representatives of such Parties in the manner provided in this Grievance Procedure, upon and subject to the provisions of this Agreement. For convenience, all such Grievances, disputes and differences will be called "Grievances" in this Agreement and its administration.

Paragraph 8.02, DEFINITION OF CALENDAR DAYS: Within the meaning of this Article VIII, each day, Monday through Friday inclusive - except holidays designated in Paragraph 14.01 - shall be considered and counted as a calendar day. In no event shall Saturdays, Sundays, or Holidays designated in paragraph 14.01 be considered or counted as calendar days.

Paragraph 8.03, TIME, PLACE AND MANNER OF PRESENTING GRIEVANCES: All such Grievances shall be presented in writing to the appropriate designated Representative of the Party against whom it is made, on "Grievance Forms" to be provided by the Company from time to time, the form of which shall be mutually agreed upon by the local Union and the Company. Such "Grievance Forms" shall be in sufficient number and shall make adequate provision to enable the appropriate designated Representative of each of the Parties hereto at all times to set down and retain a sufficient written record of all action taken by such Representatives in handling and disposing of the same at each Step of the Grievance procedure up to the appeal to Fourth Step Arbitration and each Party agrees to make such written record and to assist the other Party so to do. All Grievances shall be presented as soon as practicable after the occurrence upon which the same is based, but in no event later than seven (7) days if the same is a Dismissal Grievance, sixty (60) days in the event the same is a Wage Grievance, and thirty (30) days if the same is a Grievance arising for any other cause. Dismissal Grievances shall be presented at the Third Step and the dismissed employee may be present during all such proceedings. Except as otherwise specifically provided, all Grievances shall be presented at the First Step of the Grievance Procedure. All such Grievances and Dismissal Grievances not so presented shall be deemed to have been abandoned, and shall not be entitled to consideration by the party to whom it is presented.

Paragraph 8.04, TIME, APPLICATION AND EFFECT OF GRIEVANCE DECISIONS: Unless the time therefore is extended by the written consent of the Representative who duly presented a Grievance, a written decision thereon shall be made by the Representative to whom it is so presented at the conclusion of the Grievance Meeting if at all possible, or by the end of the first calendar day after it is so presented at the First Step; or by the end of the second calendar day after it is duly appealed to the Second Step; or by the end of the seventh calendar day after it is duly appealed to the Third Step. If no decision is made by a Representative at any Step in the time and manner herein specified, the Party entitled to such decision shall have the right to take an appeal to the next Step in the same time and manner as an appeal in the case of an unsatisfactory decision. A final decision made with respect to any Grievance shall apply to that Grievance only, shall not become a binding precedent in the case of any other Grievance, nor a precedent which shall bind the parties under this Agreement in the future.

Paragraph 8.05, TIME AND MANNER FOR TAKING GRIEVANCE APPEALS: Unless the time therefore is extended by written consent of the Representative who made the written decision at any Step, an appeal from such decision, if any, must be taken by having the Representative of the Party presenting the Grievance at that Step serve a written notice of appeal on the Representative of the Party who made the decision at that Step; if at the First Step by the end of the second calendar day after such decision was made; if at the Second Step by the end of the second calendar day after such decision was made; and if at the Third Step by the end of the fifteenth calendar day after such decision. If no appeal is taken from a decision made at any Step in the time and manner specified in this
Article VIII, such decision shall be final and binding with respect to such Grievance.

Paragraph 8.06, GRIEVANCE STEPS AND REPRESENTATIVES OF THE PARTIES THEREIN:
Except as otherwise specifically provided in this Agreement, a duly presented Grievance shall be negotiated when necessary to reach a final decision in each of the following successive Steps between the duly designated and appropriate Representatives of the Parties specified in each Step:

FIRST STEP: Between the Company's Representative or his/her Alternate and the Union Shop Steward, or his/her Alternate Shop Steward, for the appropriate portion of the Grievance District in which the Grievance originated as specified in the Representation Lists of the Parties, with or without the presence of the aggrieved party as such aggrieved party may elect.

SECOND STEP: Between the duly designated and appropriate Company Representative, or his/her Alternate, who shall be of the grade of Department Manager, Superintendent or General Supervisor and the Union's District Chairperson, or Assistant District Chairperson for the appropriate Grievance District as specified in the Representation Lists of the parties. Either Party in this Second Step may have their Representative who negotiated the same Grievance in the First Step participate.

THIRD STEP: Between their respective groups of Representatives on the Grievance Appeal Committee, as provided in Paragraph 7.02.

FOURTH STEP: Arbitration: Any Grievance which has been negotiated through each Step of the Grievance Procedure, as provided in this Agreement, and has not been finally settled or disposed of thereby, may be submitted to Arbitration upon due notice by either Party to the other Party as provided in this Agreement, under the voluntary labor arbitration rules, then obtaining, of the American Arbitration Association, except the Arbitrator shall be selected in the manner provided in this Paragraph 8.06. The Parties agree that the decision or award of such Arbitrator shall be final and binding on each of the Parties and that they will abide thereby subject to such rules and regulations as any Federal agency having jurisdiction may impose. In no event shall the Arbitrator modify or amend the provisions of the Agreement, nor shall the same question or issue be the subject of arbitration more than once. The Arbitrator shall be selected in the following manner: The American Arbitration Association shall submit to each of the Parties duplicate lists of the names of eleven (11) persons qualified to act as Arbitrator. As soon as possible, and in any event within five (5) days from the receipt of such lists, the local Union and the Company shall each have the right to strike five (5) of such names from their respective lists, shall indicate the order of preference for the names remaining on such list and shall return such lists to the Association. The American Arbitration Association shall select the Arbitrator from the name or names remaining. The decision or award of the Arbitrator shall be made as soon as practicable after submission of the Grievance or dispute. Any expense of Arbitration shall be borne by and divided equally between the Union and Company.

Paragraph 8.07, REPRESENTATIVES AUTHORITY: The Representative of the Parties to whom any Grievance shall be submitted at any Step of the Grievance Procedure in accordance with this Agreement shall have jurisdiction and authority to interpret and apply the provisions of this Agreement insofar as it shall be necessary to the determination of such Grievance, but he/she shall not have jurisdiction or authority to alter in any way the provisions of this Agreement which may be modified and amended only as expressly provided in Article XVII, Paragraph 17.03.

Paragraph 8.08, RETROACTIVE SETTLEMENTS: All retroactive payments agreed upon or awarded as a result of a final decision on a Grievance, shall be disposed of at that Step in the Grievance Procedure in which settlement is reached, in the following manner:

1. The respective Representatives of the Parties shall mutually agree upon the basis for computing the amount of such retroactive payment.

2. The Company shall then compute the amount of such retroactive payment, and after obtaining the approval of the appropriate Union Representative, thereon, the effective date for payment shall be stipulated by the respective Representative of the Parties.

Paragraph 8.09, NATIONAL DISCUSSIONS: In the event a question arises concerning the interpretation or application of this Agreement and no satisfactory settlement has been reached at Step Three in the Grievance Procedure, either party may ask for discussions with representatives of the respective national offices on that particular issue. If the Parties agree to meet and this dispute is not settled satisfactorily at such a meeting, either Party shall have the right to refer the dispute to arbitration in accordance with Step Four of the Grievance procedure.

                                   ARTICLE IX
                            CONTINUOUS SERVICE CREDIT

Paragraph 9.01, HOW CONTINUOUS SERVICE CREDIT IS ACQUIRED: The principle of continuity of employment is recognized in accordance with and subject to the provisions of this Agreement, and each employee shall have continuous service credit with the Company dating from the first date of his unbroken continuous service.

Paragraph 9.02, HOW CONTINUOUS SERVICE CREDIT IS LOST OR TERMINATED: Continuous service credit of an employee will be lost or terminated under the following conditions, and when so lost or terminated an employee for all purposes shall be considered a new employee without seniority or other Company privileges if and when rehired:

(a)  Resignation or other voluntary termination of employment.

(b)  Discharge for just cause.

(c)  Unexcused absence for one work week.

(d) Unauthorized absence beyond the time limit of any authorized leave of absence specifically provided for in this Agreement.

(e) Failure to report to work, following a layoff in his/her former job or a job similar in nature and pay within five (5) regular work days after written notice to so report is given by the Company to the employee and the local Union. Such notice shall be deemed to be sufficiently given if sent to the employee by registered mail at the last address furnished by such employee to the Company, and, if sent to the Union, in the manner provided for in this Agreement.

(f) Layoff without recall to work within three (3) years from the date of such layoff.

Paragraph 9.03, NOTICE OF REMOVAL FROM PAYROLL: Except as provided for in Paragraph 12.02, Shop Stewards shall be notified of all other removals from payroll not later than at the time of such removal. The reason shall be shown by marking the applicable cause of removal on a form provided for that purpose by the Company, with a copy of such form to be mailed to the Union's office. In the event that the Steward considers such removal to be unjustified, the matter shall be subject to the Grievance Procedure.

Paragraph 9.04, CONTINUOUS SERVICE CREDIT BY TRANSFER: Subject to the provisions of Article X of this Agreement, the Human Resources Department shall, in times of layoff, give effect to Continuous Service Credit by transfer from one Division or Department to another, provided job vacancies exist and provided the employees have the skill and ability to do the work.

Paragraph 9.05, CONTINUOUS SERVICE WITH RCA: Subject to the other provisions of this Article, employees will be given credit for their continuous service with RCA.

                                    ARTICLE X
                              SENIORITY PROVISIONS

Paragraph 10.01, SENIORITY POLICY: The Company and the Union accept the principle of employee plantwide occupational seniority in layoffs and rehiring based upon continuous service credit from the first date of the employee's unbroken continuous service and other terms and conditions of this Agreement.

In layoffs for lack of work and transfers, each occupational classification in the Mountaintop Plant shall be treated separately and seniority therein shall govern.

Layoffs and transfers for lack of work shall be made in the following sequence:
The employee with the lowest seniority in the occupation shall be the first laid off or transferred.

Paragraph 10.02, SENIORITY PRIVILEGES FOR UNION REPRESENTATIVES: For the sole purpose of layoff, Shop Stewards, Chief Shop Stewards and the President, provided they perform on-the-job steward-like duties directly related to the day-to-day administration of this Agreement, will have top seniority in their respective jurisdictions during the period they serve as such, so long as there is work available which they are capable of performing.

Paragraph 10.03, SENIORITY PRIVILEGES FOR EMPLOYEES TRANSFERRED WITHIN BARGAINING UNIT: When an employee is transferred to an occupational classification in which he/she has previously established seniority, he/she shall assume full accumulated seniority privileges at once.

Paragraph 10.04, NEW EMPLOYEES: New employees and those hired after a forfeiture of seniority, shall be considered on probation for a period of thirty (30) work days from their date of hire in Labor Grades 4 and 8, and forty-five (45) work days in Labor Grades 9, 10, 11 and 13. Upon completion of the probationary period, seniority shall be calculated as of the date of hiring.

Paragraph 10.05, SENIORITY PRIVILEGES: After completion of the probationary period, each employee shall have seniority in the occupational classification in which he/she is then working and not otherwise. When thus established, such seniority will equal the employee's total continuous service credit with the Company. After having thus established seniority, an employee who is transferred to a different occupational classification shall retain his/her seniority in the former occupational classification from which he/she was transferred until he/she has worked in the latter occupational classification for a period of thirty (30) days, after which such employee shall have seniority only in the latter occupational classification.

An employee who is subject to layoff in the current occupational classification shall exercise seniority in an occupational classification in which seniority had been previously established by displacing the least senior employee. An employee shall exercise the seniority in the reverse order by which seniority was established.

Employees with more than twenty (20) years seniority will be retained on the payroll, provided they have the skill and ability to do the work, in preference to employees with ten (10) years or less of seniority; and employees with more than fifteen (15) years seniority will be retained on the payroll provided they have the skill and ability to do the work, in preference to employees with eight
(8) years or less of seniority; and employees with more than ten (10) years seniority will be retained on the payroll, provided they have the skill and ability to do the work, in preference to employees with five (5) years or less of seniority, and employees with more than five (5) years seniority will be retained on the payroll, provided they have the skill and ability to do the work, in preference to employees with two (2) years or less of seniority.

Paragraph 10.06, SENIORITY PRIVILEGES FOR EMPLOYEES WHO ARE TRANSFERRED OUT OF THE BARGAINING UNIT: Where an employee has established seniority privileges in an occupational classification within the Bargaining Unit and is thereafter transferred or promoted to another position which is not within the Bargaining Unit, in the event such employee is again restored to a position within the Bargaining Unit within the six (6) month period immediately following the transfer and had over ten (10) years of continuous service at time of transfer, such employee shall be deemed to have retained seniority privileges within the Bargaining Unit in accordance with Article X. An employee transferring from the Bargaining Unit with less than ten (10) years continuous service shall only retain seniority privileges in accordance with Article X, if they return to the Bargaining Unit within a three (3) month period immediately following the transfer. However, all employees who are on layoff from the occupation in which such employee holds seniority shall be recalled before such employee may return to the Bargaining Unit.

                                   ARTICLE XI
                                    TRANSFERS

Paragraph 11.01, SHIFT TRANSFERS: When a vacancy exists on any shift, shift requests on file will be honored plant-wide according to seniority standing in the occupation. However, in the formation of a new or reformation of a previously established shift, 90% of each shift openings shall be given to qualified employees in the department/area. The balance of the 10% of each shift openings shall be granted by seniority from the shift requests on file.

Paragraph 11.02, RETURN TO PREVIOUS OCCUPATIONAL CLASSIFICATION: An employee who is reclassified as a result of exercising his/her seniority privileges at time of layoff for lack of work shall be given the opportunity to return to his/her previous occupational classification in line of seniority, when a vacancy exists in such occupational classification, provided at the time he/she is reclassified from such previous occupational classification the employee shall notify the Human Resources Department that his/her name should be placed in the "call back" file under his/her previous occupational classification. When such employee is notified that a vacancy exists and that he/she is eligible for return to his/her previous occupational classification, he/she shall remain in his/her currently assigned occupational classification until a reasonable time is afforded to provide a substitute worker in his/her place. When a vacancy exists in the previous occupational classification of an employee who has been reclassified for any other reasons, he/she shall not press for a return to his/her previous occupational classification, but if the company finds it advantageous to return such employee to his/her previous occupational classification, the Union shall raise no objection.

                                   ARTICLE XII
                              LAYOFFS AND REHIRING

Paragraph 12.01, RULES APPLICABLE TO REHIRING: All laid off employees shall be pooled for purposes of rehiring on the principle that the oldest employee in terms of plantwide seniority shall be the first rehired within his/her occupational classification. If there are no laid off employees with seniority in such occupational classification, other laid off employees who can do the work shall first be considered for such jobs. No new employees will be hired until all such laid off employees who desire employment have been rehired.

Paragraph 12.02, NOTICE OF LAYOFFS: The Company will give no less than one week advance notice of contemplated layoffs of more than one week to the employee affected and to the appropriate Shop Steward. Where, however, such notice is not feasible, the Company will notify the employees and such Shop Steward affected as promptly as possible, and give in lieu of the one week notice, one (1) day's pay not to exceed 11-1/2 hours straight time hourly base rate.

Paragraph 12.03, LAYOFF ALLOWANCE: Any employee other than an employee with less than two (2) years of continuous service credit, and other than a part-time or temporary employee, who meets the continuous service credit requirements stated herein, shall be entitled to layoff allowance in accordance with the provisions of this Paragraph when he/she is laid off for lack of work for a period in excess of thirty (30) days. No employee shall be entitled to layoff allowance in cases where such layoff is due to fire, flood, explosion, bombing or earthquake causing damages in the Plant which makes it impossible to resume work in the Section which such employee works.

The layoff allowance for employees entitled thereto under the provisions of this Paragraph, shall be as follows:

(a) All employees who at the time they are laid off for lack of work have more than two (2) years and less than four (4) years of continuous service credit with the Company, shall be eligible to receive a layoff allowance in a sum equal to their hourly base rate or hourly wage rate for their established weekly shift at the time of such layoff, not including any overtime hours or hours in excess of five (5) eight-hour days.

(b)  All employees who at the time they are laid off for lack of work have four
     (4) or more years of unbroken continuous service credit with the Company, shall be eligible to receive layoff allowance in a sum equal to their hourly base rate or hourly wage rate for two (2) such established weekly shifts, not including any overtime hours or any hours in excess of ten (10) eight-hour days.

Such layoff allowance shall be paid at the end of a waiting period of thirty
(30) days from the date of such layoff. An employee who is reinstated in employment with the Company during the waiting period shall not be entitled to layoff allowances as herein provided. For the purpose of this provision, any employee who receives layoff allowance as herein provided, and who is subsequently reinstated in employment with the Company within three (3) years from the date of such layoff, shall not again be eligible for additional layoff allowance until he/she accumulates two (2) additional years of unbroken continuous service credit with the Company. Upon establishing two (2) years additional continuous service credit after such reinstatement, the employee shall again be entitled to layoff allowance in accordance with his/her established unbroken continuous service credit with the Company if again laid off under the conditions herein provided.

For the period of layoff, so long as recall rights exist, all laid off employees shall accumulate seniority for purposes of layoff and recalls. This accumulation of seniority shall start as of September 30, 1949, for all employees on layoff on that date. Effective August 10, 1970, laid off employees shall accumulate continuous service credit during periods of layoff for so long as they have recall rights. Such accumulation of continuous service credit shall be retroactive to September 30, 1949.

Paragraph 12.04, LAYOFF EXTENSION BENEFITS: An employee with five (5) or more years of continuous service credit, who, following the effective date of this Agreement, is placed on layoff for lack of work, and who has not been offered any other work in an occupation to which his/her seniority will entitle him/her or to an existing vacancy within the Bargaining Unit will be eligible for a Layoff Extension Benefit in accordance with the provisions set forth.

--------------------------------------------------------------------------------
Continuous Service
--------------------------------------------------------------------------------
From              But Less Than   Amount Of Layoff Extension   Weekly Payment At
                                  Benefit                      1/2 A Week's Pay
--------------------------------------------------------------------------------
5 years           6 Years         1 Week's Pay                 2 Weeks
--------------------------------------------------------------------------------
6 years           7 Years         2 Weeks' Pay                 4 Weeks
--------------------------------------------------------------------------------
7 Years           8 Years         3 Weeks' Pay                 6 Weeks
--------------------------------------------------------------------------------
8 Years           9 Years         4 Weeks' Pay                 8 Weeks
--------------------------------------------------------------------------------
9 Years           10 Years        5 Weeks' Pay                 10 Weeks
--------------------------------------------------------------------------------
10 Years          11 Years        6 Weeks' Pay                 12 Weeks
--------------------------------------------------------------------------------
11 Years          12 Years        7 Weeks' Pay                 14 Weeks
--------------------------------------------------------------------------------
12 Years          13 Years        8 Weeks' Pay                 16 Weeks
--------------------------------------------------------------------------------
1 3 Years         14 Years        9 Weeks' Pay                 18 Weeks
--------------------------------------------------------------------------------
14 Years & Over                   10 Weeks' Pay                20 Weeks
--------------------------------------------------------------------------------

For the purposes of this provision, a "week's pay" for such eligible employees shall be calculated by multiplying his/her base rate at the time of layoff times the number of hours in his/her normal work week, at the time of layoff, up to a maximum of forty (40) hours. If an eligible employee remains on layoff after his/her entitlement to state or federal unemployment compensation have been exhausted, payment of the Layoff Extension Benefit for which he/she is eligible will be made weekly providing that he/she is still unemployed and is able and available to return to work with the Company. Such weekly payments will be made for as long as such unemployment continues, in amounts equal to one-half of the employee's pay as defined above, until the full amount for which he/she is qualified is paid or until he/she is eligible for further state or federal unemployment compensation. In any event, at the end of two years following the effective date of layoff, all Layoff Extension Benefits will cease.

For purposes of this provision, an employee will be considered employed during any week in which he/she earns wages from any source which total more than one quarter of his/her "week's pay" as defined above. All benefits will cease at the time an employee receives notice of recall from layoff. However, during any regular work week in which an employee is returned to work, the benefit for that week shall be calculated on a pro rata basis for those days, not exceeding five
(5) in such weeks that he/she was unemployed.

An employee will not be entitled to receive any payment under the terms of this provision after he/she has retired or his/her employment has otherwise been terminated.

An employee who is reinstated before receiving all of his/her entitlement to Layoff Extension Benefits as herein provided, shall receive the balance of such entitlement, based upon his/her continuous service credit at the time of the preceding layoff, upon subsequent layoff if he/she otherwise meets the requirements as set forth in this Paragraph.

An employee who receives Layoff Extension Benefits as herein provided, who is subsequently reinstated in employment with the Company will be eligible for additional benefits under this provision for that period of his/her continuous service beginning with the date of such reinstatement, if again laid off under the conditions herein provided.

Paragraph 12.05, JOB SECURITY AND PROTECTION: In the event the Company decides to discontinue or close all or part of a plant or business operation, or to discontinue or close all or part of a plant or business operation and relocate or otherwise transfer to another location or other non-Company sources some or all of the work performed by employees of such plant or business operation, employees who are laid off as a direct result of any such Company actions or who are laid off within six (6) months prior to the announcement of such actions shall be eligible for the following benefits:

(1) Such laid off employees with five (5) or more years of continuous service credit will receive, while unemployed, job placement education and retraining assistance amounting, collectively, to a maximum of $1,500 for each such employee to be paid as such assistance expenses are incurred;

(2) Such laid off employees under 55 years of age with thirty (30) or more years of continuous service credit who at the time of said layoff are vested members of the Harris Retirement Plan will be treated, for life and health insurance purposes upon retirement at age 55 as if they were actively employed when they attain age 55;

(3) Such laid off employees with thirty (30) or more years of continuous service credit will receive life insurance coverage at no cost for two (2) years after being laid off and thereafter may continue such coverage on a contributory basis until age 55 whereupon they may retire as provided in the preceding subparagraph 2 and receive life insurance coverage at no cost in an amount equal to 15% of such employee's life insurance coverage immediately prior to retirement;

(4) Such laid off employees with thirty (30) or more years of continuous service credit will receive health insurance coverage at no cost for six
     (6) months after being laid off and thereafter may continue such coverage on a contributory basis until age 55 whereupon they may retire as provided in the above subparagraph 2 and receive health insurance/pre-Medicare coverage at no cost;

(5) Such laid off employees with thirty (30) or more years of continuous service credit who exhaust their layoff allowance benefits under Paragraph
     12.03 will thereupon receive the Layoff Extension Benefits to which they are entitled by Paragraph 12.04, under the terms and conditions of such Paragraph 12.04.

     After payment of Layoff Extension Benefits commences, amounts received by an employee for federal or state unemployment compensation, worker's compensation or other similar benefits will be deducted from the employee's Layoff Extension Benefits.

                                  ARTICLE XIII
                                LEAVES OF ABSENCE

Paragraph 13.01, RULES FOR LEAVE OF ABSENCE FOR UNION ACTIVITY: Any member of the Union with at least six (6) months of unbroken continuous service credit, who shall be a duly elected regular officer of the Union, or a duly elected or appointed officer or representative of the District Council or the International Union, shall, on written request of the Union, be granted leave of absence without pay for such Union activity, provided the number of such persons on such leaves shall not exceed three (3) at any one time. Continuity of service and full seniority privileges shall be retained and accumulated during such leave of absence. When the Union activity for which such leaves of absence are granted shall cease, the Union shall immediately notify the Company in writing, and if application is made therefor within ten (10) days thereafter, such Union member will be given reemployment in his/her former or a comparable position in accordance with his/her seniority privileges, and at the applicable wage rate at the time of his/her return.

Paragraph 13.02, RULES FOR LEAVE OF ABSENCE FOR DISABILITY RELATED TO ILLNESS, INJURY OR PREGNANCY: Any employee who, after the effective date of this Agreement, is unable to perform his/her regular duties with the Company because of sickness or disability, shall receive a leave of absence without pay except as provided in Paragraph 16.03, for a period not to exceed twenty-four (24) months with continuous service credit and seniority privileges while such condition continues during such twenty-four (24) month period. An employee absent under such conditions shall inform the Human Resources Department immediately upon such occurrence and shall thereafter keep the Human Resources Department informed monthly in writing stating the best estimate of the time when such employee will be able to resume his/her usual Company duties. Such employee will be restored to employment when recovered if under normal working conditions he/she would have continued in employment by the Company except for such disability, upon approval of the Company physician certifying he/she has sufficiently recovered and is physically qualified to return to work and perform his/her usual Company duties. The Company may, at any reasonable time or times, request from such an employee a certificate of a physician certifying to his/her condition. The company may also have a doctor or nurse selected by the Company interview or examine such employee for the purpose of determining his/her condition and the likely duration of such sickness or disability.

Paragraph 13.03, RULES OF LEAVE OF ABSENCE FOR DEATH IN IMMEDIATE FAMILY:
Employees, in the event of death in their immediate family, shall be paid for three (3) days absence, during the normal work week at their straight time hourly base rate for the number of hours in their regular shift. For purposes of this payment, the immediate family shall include the employee's mother, step-mother, father, step-father, sisters, brothers and children of the employee (including step-children and, if living in the employee's home, foster children), spouse, spouse's mother and father, sisters-in-law, brothers-in-law, sons-in-law, daughters-in-law, grandparents, grandparents-in-law and grandchildren. Any employee of the Company who loses more than five (5) days work because of death in his/her immediate family shall be allowed a leave of absence up to two (2) weeks overall. Such leave may be extended one (1) week in unusual cases. The employee shall accumulate seniority privileges during such leave.

Paragraph 13.04, RULES FOR ABSENCE AND PAYMENT FOR JURY DUTY AND WITNESSES: An employee who is called for Jury Duty or who is subpoenaed to appear in Court as a witness will be compensated by the Company for the difference between payment received for such compulsory Jury Duty or Court appearance and the payment he/she would have received for the straight time hours he/she was thereby required to lose from his/her regular work schedule, but not to exceed five (5) eight-hour days per week, computed at his/her established hourly base rate or hourly wage rate or in accordance with Paragraph 5.02e. However, when subpoenaed by a party other than the Company, the employee will not be compensated if the employee, the Company, or the Union is a party in the case, or if the employee has any direct interest or financial interest in the case. Differential payment shall be made so long as such Jury Duty or Court appearance continues, only upon presentation of documentary proof of Jury Duty or Court appearance and the payment received therefor. Continuous service credit and duly established seniority privileges will accumulate during such leaves.

Paragraph 13.05, GENERAL PROCEDURE FOR LEAVES OF ABSENCE: All leaves of absence except those for Union activity, military service or death in immediate family as herein provided, shall be applied for and granted in writing on forms to be provided by the Company, and no one shall be deemed to be on leave of absence unless this provision is complied with. A copy of the signed form of leave of absence shall be given to the employee and notice thereof shall be sent to the Union.

The Company reserves the right to request from an employee, documentary proof of the conditions necessitating the leave of absence. The Company may also, when in its opinion it is necessary, arrange for a doctor or a nurse, selected by the Company, to interview or examine such employee who has applied for leave of absence because of illness or disability, for the purpose of determining his/her condition and the possible duration of such sickness or disability.

Employees who are on leave of absence will be restored to employment if, under normal working conditions, they would have continued in employment by the Company except for such leave of absence. An employee who misrepresents facts on the basis of which a leave of absence is granted shall be dismissed.

Paragraph 13.06, NON-WAR MILITARY DUTY ABSENCE AND PAYMENT: An employee who is called for and performs mandatory non-war military duty will be granted a leave of absence and differential payment as set forth below. Such an employee's continuous service credit and duly established seniority privileges will accumulate during such leave.

If called for training, the employee will be paid the difference between his/her total military pay, including allowances such as flight pay and submarine pay, for the period served, but not to exceed fourteen (14) calendar days, and the payment he/she would have received for the straight time hours he/she is thereby required to lose from his/her regular work schedule, but not to exceed ten (10) eight-hour work days each year, computed at his/her established hourly base rate or hourly wage rate.

If called for emergency military duty, the employee will be paid the difference between his/her daily military pay, including allowances such as flight pay and submarine pay, and the payment he/she would have received for the straight time hours he/she is thereby required to lose from his/her regular work schedule, but not to exceed five (5) eight-hour work days each year, computed at his/her established hourly rate or hourly wage rate.

Paragraph 13.07, RULES FOR LEAVE OF ABSENCE FOR MILITARY SERVICE: Any employee of the Company under this Agreement who shall be called or volunteer for military service in any branch of the United States armed forces when the United States is at war or during any duly declared national emergency in peace time, will be reinstated in the position held by such employee at the time of entering such military service and will be given credit for seniority for the time spent in such military service; provided, however, that such employee makes application for such reinstatement in the Company's service within 90 days after the termination of such military service, and in any event not later than 180 days after such state of war or such national emergency terminates, and provided, further, that at the time of such application for reinstatement such employee under normal working conditions would have been employed by the Company except for such military service, and provided further that such employee is not at the time of applying for such reinstatement physically or otherwise incapacitated from performing his/her usual work in such previously held position. It is agreed, however, that if while this Agreement continues in effect there is a United States statute fixing and declaring the rights and responsibility of an employer or employee in any such case, such statutory provision shall supersede the provisions of this Paragraph 13.07 and the provisions of this Paragraph 13.07 shall thereafter no longer have any force or effect.

                                   ARTICLE XIV
                                    HOLIDAYS

Paragraph 14.01, DESIGNATED HOLIDAYS: The following holidays shall be granted:
New Year's Day, President's Day (the third Monday of February), Good Friday, the Monday following Easter, Memorial Day, Fourth Of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day. When a holiday falls on a Saturday, the Company shall grant the preceding Friday as the holiday. When a holiday falls on a Sunday, the Company shall grant the following Monday as the holiday. When such holidays are granted on days other than that on which they occur, holiday payment as described in Paragraph 14.02 shall be made for the day granted rather than the actual date of the holiday. Any Federal or State law which requires the observance of a holiday other than as provided in this Paragraph shall supersede the provisions of this Paragraph.

Paragraph 14.02, HOLIDAY PAYMENT: The Company shall pay employees at their straight time hourly base rate for the number of hours in their regular scheduled shift the holidays, or days granted as such designated in Paragraph
14.01. Employees who are required to work eight (8) hours or less on any one of the designated holidays, or days granted as such shall be paid time and one-half for hours worked and shall, in addition, receive the holiday pay to which they may be entitled in accordance with the above. Employees who are required to work in excess of eight (8) hours on any one of the designated holidays, or days granted as such shall be paid double time and one-half for all hours worked but shall not receive the holiday pay set forth in the first sentence of this Paragraph. On continuous shift operations, the Company will insofar as practicable, work a reduced working force and an employee engaged in a continuous shift operation, who is scheduled to work on a designated holiday and fails to do so shall not be entitled to receive the above holiday payment. Employees on sick leaves approved by the Plant Physician and on approved leaves of absence of not more than two (2) weeks will be paid holiday pay for hours not worked. If a holiday occurs during the waiting week of short-term disability, payment for the holiday will be made regardless of the length of the leave of absence. An employee who is on Jury Duty, appearing as a subpoenaed witness in Court or on non-war military duty shall receive holiday pay in accordance with this Paragraph instead of either of the differential payments provided for in Paragraphs 13.04 or 13.06.

                                   ARTICLE XV
                                    VACATIONS

Paragraph 15.01, VACATION POLICY: It will be the policy of the Company to grant a vacation to employees annually as herein provided. In the event a shutdown is contemplated in the Plant or in any Department or Section thereof, the vacation shall run concurrently with such shutdown period. Otherwise, vacations will, so far as possible, be granted at times most desired by employees, but the right to fix the time for vacation is reserved by the Company in order to insure the orderly and efficient operation of the Plant or any Department or Section thereof.

Paragraph 15.02, VACATION YEAR: The "Vacation Year" which shall be used in computing the amount of vacation time shall be from April 1st to March 31st both inclusive of each year in which this Agreement continues in effect. The "Vacation Year" which shall be used in computing the amount of vacation payment shall be the fifty-two (52) weeks from the first day of the second quarter to the last day of the first quarter, both inclusive, of each year in which this Agreement continues in effect.

Paragraph 15.03, VACATION SEASON: The "Vacation Season" in which vacations will be granted shall be from April 1st to March 31st inclusive of each year.

Paragraph 15.04, QUALIFICATIONS AND AMOUNT OF VACATION AND VACATION PAYMENTS:
Each employee who at the close of the "Vacation Year" has not less than six (6) months of continuous service credit shall receive "Vacation" and "Vacation Payment" in accordance with the following schedule:

---------------------------------------------------------------------------
Continuous Service
---------------------------------------------------------------------------
From                 But Less Than       Vacation          Vacation Payment
---------------------------------------------------------------------------
6 months             2 Years             1 Week            2.0%
---------------------------------------------------------------------------
2 Years              3 Years             2 Weeks           3.2%
---------------------------------------------------------------------------
3 Years              4 Years             2 Weeks           3.6%
---------------------------------------------------------------------------
4 Years              5 Years             2 Weeks           4.0%
---------------------------------------------------------------------------
5 Years              6 Years             2 Weeks           4.2%
---------------------------------------------------------------------------
6 Years              7 Years             2 Weeks           4.4%
---------------------------------------------------------------------------
7 Years              15 Years            3 Weeks           6.0%
---------------------------------------------------------------------------
15 Years             20 Years            4 Weeks           8.0%
---------------------------------------------------------------------------
20 Years & Over                          5 Weeks           10.0%
---------------------------------------------------------------------------

The "Vacation Payment" shall be computed upon the above indicated percentage of the employee's total earnings during the "Vacation Year." An additional amount shall be paid as a differential, however, in any case where, because of layoff for lack of work, the vacation payment of an employee under the foregoing schedule is less than one week's pay of the employee at his/her regular straight time base rate for the number of hours in his/her normal scheduled work week. In such case, the employee's vacation payment will be equal to the amount of said one week's pay, provided that this additional amount should not be paid unless the employee shall have worked at least twenty-six (26) weeks in the vacation year and shall not apply for more than one vacation year of an employee.

The Company will make up the difference in vacation pay from that received by any veteran re-employed during the period from October 1 of the "Vacation Year" currently applicable to "Vacation" and "Vacation Payment" and September 30 of the immediately succeeding "Vacation Year," under the normal vacation plan and that which he/she would have received, assuming he/she was on the payroll for an entire twelve (12) month period. This payment is to be made on the basis of the veteran's hourly rate as of September 30 in accordance with the following schedule:


-----------------------------------------------------------
Continuous Service
-----------------------------------------------------------
From                    But Less Than      Vacation Payment
-----------------------------------------------------------
6 Months                2 Years            40 Hours
-----------------------------------------------------------
2 Years                 3 Years            56 Hours
-----------------------------------------------------------
3 Years                 4 Years            72 Hours
-----------------------------------------------------------
4 Years                 5 Years            80 Hours
-----------------------------------------------------------
5 Years                 6 Years            84 Hours
-----------------------------------------------------------
6 Years                 7 Years            88 Hours
-----------------------------------------------------------
7 Years                 8 Years            96 Hours
-----------------------------------------------------------
8 Years                 9 Years            104 Hours
-----------------------------------------------------------
9 Years                 l0 Years           112 Hours
-----------------------------------------------------------
10 Years                15 Years           120 Hours
-----------------------------------------------------------
15 Years                20 Years           140 Hours
-----------------------------------------------------------
20 Years & Over                            160 Hours
-----------------------------------------------------------

Paragraph 15.05, "VACATION PAYMENT" TO EMPLOYEES OFF PAYROLL: Any employee who has once qualified for a "vacation" and who is thereafter terminated, granted a leave of absence or is laid off due to lack of work shall be entitled to a "Vacation Payment" for that portion of the year during which he/she was employed at the percentage rate applicable as of the date of such termination, leave of absence or layoff as herein provided. "Vacation payment" for such employees shall be mailed not later than ten (10) weeks after the close of the "Vacation Year."

Paragraph 15.06, SPECIAL RULES GOVERNING VACATIONS: With the consent of the Company, vacation time in excess of the vacation shutdown period may be taken in full one-day increments.

No "vacations" may be postponed from one "vacation year" to another. Holidays occurring during an employee's "vacation" will be counted as part of his/her vacation time, but payment for such holidays shall be made by the Company as provided for in Paragraph 14.02.

Employees on the payroll who are eligible for vacation payment will receive such vacation payment at the close of the "vacation year" (March 31). If there is a plant shutdown for the vacation period, all employees having their vacation at the time of or after the plant shutdown may receive their vacation payment not later than one week prior to the shutdown or the commencement of his/her vacation. Any employee whose vacation entitlement exceeds the period of plant shutdown, may elect to defer the payment (in weekly increments) applicable to the weeks in excess of the plant shutdown to such time as he/she so designates. Each such payment shall be in the sum equal to the quotient obtained by dividing the total vacation payment earned by the number of weeks vacation entitlement. Deferred vacation and payment must be requested at least two weeks in advance.

                                   ARTICLE XVI
                        INSURANCE AND DISABILITY BENEFITS

Paragraph 16.01, RETIREMENT AND INSURANCE BENEFITS: Employees covered by this Agreement shall be entitled to participate in and shall be covered by the following Harris Corporation Employee Benefit Plans for Employees Represented by the IUE, AFL-CIO:

1. Retirement Plan

2. Vision Plan

3. Medical Plan

4. Dental Assistance Plan

5. Survivor's Benefits Program and Dependent Life Insurance Program

6. Disability Income Plans

     a.   Short Term Disability Income

     b.   Long Term Disability Income

The specific benefits to be provided, the employee and Company contribution requirements and other rights and obligations shall be defined by the pertinent plan documents, insurance policies and/or insurance contracts. During the term of this Agreement, the Company agrees that there will be no changes in the basic benefits provided by the above employee Benefit Plans except by mutual agreement and those covered under a Letter Of Agreement.

Paragraph 16.02, SUPPLEMENTAL WORKER'S COMPENSATION PAYMENTS: When an employee is entitled to temporary disability payments under the applicable Worker's Compensation Act, and the weekly payments due to the employee under the Act are less than eighty percent (80%) of his/her base weekly pay, as hereinafter defined, the Company will make a weekly payment, in addition to that required by the Act equal to the difference between eighty percent (80%) of said base pay and said required disability payment. This additional payment shall be made only during the period while the employee is entitled to Worker's Compensation for said disability, and only while he/she is absent from work and unable to engage in gainful employment because of said disability, not including any period after an award has been made under the Worker's Compensation Act for partial and permanent or total and permanent disability. Said additional payments shall not be made in any case for a period longer than twelve (12) weeks on account of the same disability. "Base weekly pay" shall mean forty times the employee's base hourly rate, exclusive of any supplemental payments such as for incentive or piecework earnings, night shift premium or overtime. The additional payment herein provided for is intended to supplement their amount of weekly temporary disability benefits under the Worker's Compensation Act for the period above defined while the employee is absent from work and to apply under the same conditions as the law requires for Worker's Compensation. These additional payments shall apply only to disabilities subject to the Worker's Compensation Act which occur on or after the effective date of this Agreement.

Paragraph 16.03, SICK PAY:

(a) With the approval of the appropriate supervisor, an hourly paid employee may be paid for each half or full day of approved absence due to personal illness. Such payment will be made up to the maximum number of days in any one year, depending upon continuous service credit, set forth as follows:

------------------------------------------------------------------------------
Continuous Service Credit       Sick Pay In Any One Calendar Year
------------------------------------------------------------------------------
(As Of December 1st)     Effective 12/98    Effective 12/98    Effective 12/00
------------------------------------------------------------------------------
2-1/2 Years to 5 Years       1 Day               1 Day              2 Days
------------------------------------------------------------------------------
5 Years to 10 Years          2 Days              2 Days             3 Days
------------------------------------------------------------------------------
10 Years to 15 Years         3 Days              4 Days             4 Days
------------------------------------------------------------------------------
15 Years to 25 Years         4 Days              5 Days             5 Days
------------------------------------------------------------------------------
25 years And Over            6 Days              6 Days             6 Days
------------------------------------------------------------------------------

     The word "year" in Paragraph 16.03 is understood by the parties to be the period from December 1 through November 30.

(b) It is agreed that the Company at its discretion may investigate absence of an employee before payment for absence is authorized. An employee is expected to notify the Company in advance of his/her absence whenever possible, to permit arranging for a replacement or rescheduling the work.

(c) Such payment will be made at the employee's regular base hourly rate in effect at the time of the absence up to the number of hours in the employee's regular workday. Absences will be charged against such payment allowance in half day units. Days counted are those which fall within the five (5) days of the employee's regular work week and in accordance with Paragraph 5.02e. In case of an employee on a rotating or continuous shift, payment will be made for time lost during the employee's established five-day week.

(d) Reimbursement for absence will not be made for any day or days for which weekly disability benefits are payable under the Harris Short Term Disability Income Plan or under Worker's Compensation nor for which the employee receives any type of monetary benefits from the Company. All eligible employees must work at least one day after November 30 to receive sick pay for that calendar year.

(e) Unused sick pay remaining as of November 30 up to a maximum of thirty (30) days, may be carried forward to the following calendar year for use in the event of approved absences due to personal illness. Hourly employees may elect to be paid for a maximum of seven (7) unused sick days per calendar year provided the employee elects to do so between December 1 and December 15 of the next year.

(f) All unused sick pay available to an employee will be paid upon the death, retirement and indefinite layoff of such employee. In addition, unused sick pay available to an employee will be paid "at the employee's option in the event the employee observes a recognized holiday on a regular work day not designated in Paragraph 14.01" or "in the event of a plant shutdown, other than vacation shutdowns, of one week or more duration. In such cases the amount of pay shall be limited to the regular work days lost (excluding holidays) which occur during such plant shutdown or on such undesignated recognized holiday(s)." An incentive paid employee will be paid for such hours at his/her regular base rate excluding incentive earnings.

(g) The provisions of the Paragraph will not apply in the event of any work stoppage, authorized or unauthorized, emergency send home, or situations where fire, flood, explosion, bombing or earthquake cause damage in the Plant which makes it impossible to resume work in the section in which such employee works.

                                  ARTICLE XVII
                               GENERAL PROVISIONS

Paragraph 17.01, APPLICATION OF AGREEMENT: This Agreement shall supersede all prior agreements between the parties. The attached Letters Of Agreement are hereby adopted as a part of this Agreement. The Union and the Plant Management may mutually agree to modify or change such letters of agreement, but such changes shall not deprive employees of any benefits of this Agreement.

Paragraph 17.02, EFFECT OF INVALIDITY, ETC.: If any Paragraph, clause, sentence or other part of this Agreement is, for any reason, held to be invalid or unenforceable in any respect, such a decision shall not affect the remaining portions of this Agreement which shall continue in full force and effect.

Paragraph 17.03, RULES FOR GIVING NOTICE, ETC.: Any notice provided for in this Agreement will be properly given if, given to the local Union, it is in writing and addressed to the local Union Secretary at local Union Headquarters, if given to the Company it is addressed to the Mountaintop Human Resources Manager at his office in the local Plant, and if given to an employee, is addressed to the last address furnished by such employee to the Company in writing, and is delivered by registered mail, or is delivered in person and duly acknowledged in writing.

Paragraph 17.04, RULES FOR NEW PRODUCTS AND JOB BREAKDOWN: When a job is broken down or, in the case of new products coming into the Plant, the rates will be established in accordance with the rates of occupational classifications and job descriptions existing in the Plant for work of the same or similar skill. The rates shall be so established irrespective of whether men or women are employed on such jobs.

Paragraph 17.05, EFFECT OF DEFAULTS OR WAIVERS: No default under, or waiver of, any provisions of this Agreement by either Party hereto shall be deemed to be a continuing default or waiver, and shall not constitute a binding precedent for the future.

Paragraph 17.06, UPGRADING: When opportunities for upgrading to jobs present themselves, the general principle of upgrading shall be practiced and the greatest skill possessed by an employee shall be utilized by the Company. Seniority shall be a factor in consideration for upgrading and sex shall be neither a qualification nor a restriction.

Paragraph 17.07, UPGRADING PRIVILEGES FOR REINSTATED VETERANS: A veteran may request that he/she be given the rate and the job which he/she would in all probability have attained if he/she had remained in the continuous service of the Company during his/her period of military service, and upon receipt of such request, the Company shall give him/her such rate and job, provided that employees with greater seniority shall not be affected.

Paragraph 17.08, EMERGENCY SEND-HOME: In case of machine breakdown or lack of material and where the interchanging of employees is not practicable and consistent with efficient operation, the Company shall have the right to send home employees on the jobs affected without pay in any department of any plant without recourse to the seniority provisions of this Agreement, provided, however, that no employee may be sent home in such emergency for more than four
(4) working days in any two week period or ten (10) working days in any 26 week period, including the week in which the proposed send home will occur. Beyond this, the seniority provisions of this Agreement shall apply. The number of hours paid for under the provisions of Paragraph 4.09 shall not be included in the computation of emergency send home for any employee.

Paragraph 17.09, OCCUPATIONAL DESCRIPTIONS: During the term of this Agreement, the Company agrees to furnish in writing to the Union, Occupational Descriptions in such occupations as are governed by the Bargaining Unit and in effect at the time of this Agreement.

Paragraph 17.10, REST PERIODS: The practice of giving rest periods shall continue wherever this is in effect at the present time.

Paragraph 17.11, VENDOR'S PLANT ON STRIKE: The Parties agree to discuss any situation which may arise in connections with orders placed by the Company with a Plant whose employees are on strike. The Union will take into account conditions where the Company cannot control the source of supply or services. It is also understood that no questions shall be raised by the Union with regard to any work or materials arising from orders placed by the Company before the commencement of any strike.

Paragraph 17.12, PRODUCTION WORK: Employees who are excluded from the jurisdiction of the Bargaining Unit shall not perform work normally performed by employees in the Bargaining Unit.

Paragraph 17.13, TERM AND NOTICE OF TERMINATION: This Agreement shall continue in full force and effect to and including December 1, 2001, and thereafter be automatically renewed from year to year unless notice in writing shall be given by either party to the other of changes desired in the Agreement or of its termination at least sixty (60) days prior to the end of its current term.

                                  ARTICLE XVIII
                          AMENDMENTS AND MODIFICATIONS

Paragraph 18.01, NOTICE OF CHANGE: Either party may give written notice sixty days prior to the expiration date of this Agreement, as defined in Paragraph
17.13 hereof, and sixty days prior to any subsequent anniversary date of this

Agreement of any proposed changes of this Agreement. The proposals in such notice shall be presented as far as practicable in the language and form of specific contract provisions. Negotiations on such proposed changes shall commence not later than thirty days after the date of notice. If the parties do not reach an agreement with respect to such proposals on or before said expiration date, or on or before the subsequent anniversary date of the Agreement, the first sentence of Paragraph 3.04 of the Agreement shall not be applicable, but all other provisions of the Agreement shall continue in full force and effect.

Paragraph 18.02, RULES FOR MAKING MODIFICATIONS IN MID-TERM: After this Agreement has been signed, no provision may be altered in mid-term except by mutual consent in writing between the Union and the Company, and only at a Negotiating Conference of the respective Negotiating Representatives of the Parties called for such purpose by the Parties and duly ratified by their respective organizations.

The Parties acknowledge that during the negotiations which resulted in this Agreement, each had the unlimited right and opportunity to make demands and proposals with respect to any subject of matter not removed by law from the area of collective bargaining, and that the understandings and agreements arrived at by the Parties after the exercise of that right and opportunity are set forth in this Agreement. Therefore, the Parties, for the life of this Agreement, voluntarily and unqualifiedly waive the right, and each agrees that the other shall not be obligated, except as otherwise specifically provided in this Agreement, to bargain collectively with respect to any subject or matter referred to or covered in this Agreement. Further, the Parties, for the life of this Agreement, voluntarily and unqualifiedly waive the right, and each agrees that the other shall not be obligated to bargain collectively with respect to any subject or matter not specifically referred to or covered in this Agreement even though such subject or matter may not have been within the knowledge or contemplation of any of the Parties at the time this Agreement was negotiated or signed.

IN WITNESS WHEREOF, the parties hereto have caused this Settlement Agreement to be executed by their duly authorized officers and representatives as o the day and year first written above.


Harris Corporation                           Local Union No. 177
                                             International Union of Electric
                                             Electrical, Salaried, Machine And
                                             Furniture Workers, AFL-CIO

By Company Negotiating Committee             By Local Union 177 Negotiating
Committee
R. A. Bishop                                 M. Giardino
R. T. Ford                                   S. Hooper
J. A. Foyle                                  J. Makowski
D. M. Marini                                 C. Pitcavage
                                             C. Senczakowicz


--------------------------------------------------------------------------------------------------------------------------
                                MOUNTAINTOP PLANT
                            HOURLY WAGE RATE SCHEDULE
                           EFFECTIVE NOVEMBER 9, 1998
--------------------------------------------------------------------------------------------------------------------------
L.G.        OCC.#     OCCUPATION TITLE                    MIN.            4 WEEKS        8 WEEKS       12 WEEKS       MAX.
--------------------------------------------------------------------------------------------------------------------------
  4          202      Production Associate                11.81            11.94          12.06         12.18        12.30
--------------------------------------------------------------------------------------------------------------------------
  8          208      Utility Associate                   12.25            12.38          12.50         12.63        12.76
             209      Fabrication Specialist
--------------------------------------------------------------------------------------------------------------------------
  9          206      Equipment Repairer                  12.81            12.94          13.07         13.21        13.34
--------------------------------------------------------------------------------------------------------------------------
 10          210      Fabrication Support Specialist      13.04            13.17          13.31         13.44        13.58
--------------------------------------------------------------------------------------------------------------------------
 11          213      Maintenance Electrician             14.09            14.25          14.39         14.53        14.68
             215      Maintenance Mechanic
--------------------------------------------------------------------------------------------------------------------------
 13          216      Tool & Die Maker                    15.72            15.88          16.04         16.21        16.37
--------------------------------------------------------------------------------------------------------------------------

"Weeks" as used herein shall be computed from the date of hire except that any change which would normally become effective as of Monday, Tuesday or Wednesday of any payroll week shall become effective as of Monday of the same payroll week, while any change which occurs on a Thursday, Friday, Saturday or Sunday of such payroll week shall become effective on Monday of the subsequent payroll week.

 -------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

                              MOUNTAINTOP PLANT
                     NEW HIRE HOURLY WAGE RATE SCHEDULE
                         EFFECTIVE NOVEMBER 9, 1998
--------------------------------------------------------------------------------------------------------------------------------
L.G.        OCC.#     OCCUPATION TITLE                      START         6 MONTHS       12 MONTHS      18 MONTHS      24 MONTHS
--------------------------------------------------------------------------------------------------------------------------------
  4          202      Production Associate                  9.45            10.04          10.63          11.22          11.81
--------------------------------------------------------------------------------------------------------------------------------
  8          208      Utility Associate                     9.80            10.41          11.03          11.64          12.25
             209      Fabrication Specialist
--------------------------------------------------------------------------------------------------------------------------------

"Weeks" as used herein shall be computed from the date of hire except that any change which would normally become effective as of Monday, Tuesday or Wednesday of any payroll week shall become effective as of Monday of the same payroll week, while any change which occurs on a Thursday, Friday, Saturday or Sunday of such payroll week shall become effective on Monday of the subsequent payroll week.

--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                MOUNTAINTOP PLANT
                   MAINTENANCE MECHANIC APPRENTICESHIP PROGRAM
                           EFFECTIVE NOVEMBER 9, 1998
-------------------------------------------------------------------------------------------------------------------------
L.G.      OCC.#        OCCUPATION TITLE           START              1 YEAR*             2 YEARS*             3 YEARS*
-------------------------------------------------------------------------------------------------------------------------
1         301          MAINTENANCE                70% OF             80% OF              90% OF               100% OF
                       MECHANIC                   CURRENT            CURRENT             CURRENT              CURRENT
                       APPRENTICE                 MAINTENANCE        MAINTENANCE         MAINTENANCE          MAINTENANCE
                                                  MECHANIC           MECHANIC            MECHANIC             MECHANIC
                                                  HOURLY WAGE        HOURLY WAGE         HOURLY WAGE          HOURLY WAGE
-------------------------------------------------------------------------------------------------------------------------
                  *CHANGE OF RATE WILL OCCUR ONLY IF APPRENTICE PASSES SKILL CERTIFICATION.
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                             MOUNTAINTOP PLANT
                         HOURLY WAGE RATE SCHEDULE
                        EFFECTIVE DECEMBER 6, 1999
----------------------------------------------------------------------------------------------------------------------------
L.G.        OCC.#     OCCUPATION TITLE                      MIN.            4 WEEKS       8 WEEKS       12 WEEKS       MAX.
----------------------------------------------------------------------------------------------------------------------------
  4          202      Production Associate                  11.81            12.42         12.54          12.67        12.79
----------------------------------------------------------------------------------------------------------------------------
  8          208      Utility Associate                     12.25            12.88         13.00          13.14        13.27
             209      Fabrication Specialist
----------------------------------------------------------------------------------------------------------------------------
  9          206      Equipment Repairer                    13.32            13.46         13.59          13.74        13.87
----------------------------------------------------------------------------------------------------------------------------
 10          210      Fabrication Support Specialist        13.56            13.70         13.84          13.98        14.12
----------------------------------------------------------------------------------------------------------------------------
 11          213      Maintenance Electrician               14.65            14.82         14.97          15.11        15.27
             215      Maintenance Mechanic
----------------------------------------------------------------------------------------------------------------------------
 13          216      Tool & Die Maker                      16.35            16.52         16.68          16.86        17.02
----------------------------------------------------------------------------------------------------------------------------

"Weeks" as used herein shall be computed from the date of hire except that any change which would normally become effective as of Monday, Tuesday or Wednesday of any payroll week shall become effective as of Monday of the same payroll week, while any change which occurs on a Thursday, Friday, Saturday or Sunday of such payroll week shall become effective on Monday of the subsequent payroll week.
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                              MOUNTAINTOP PLANT
                          HOURLY WAGE RATE SCHEDULE
                         EFFECTIVE DECEMBER 4, 2000
-----------------------------------------------------------------------------------------------------------------------------
L.G.        OCC.#     OCCUPATION TITLE                       MIN.         4 WEEKS      8 WEEKS      12 WEEKS            MAX.
-----------------------------------------------------------------------------------------------------------------------------
  4          202      Production Associate                   11.81         12.92        13.04         13.18            13.30
-----------------------------------------------------------------------------------------------------------------------------
  8          208      Utility Associate                      12.25         13.40        13.52         13.67            13.80
             209      Fabrication Specialist
-----------------------------------------------------------------------------------------------------------------------------
  9          206      Equipment Repairer                     13.85         14.00        14.13         14.29            14.42
-----------------------------------------------------------------------------------------------------------------------------
 10          210      Fabrication Support Specialist         14.10         14.25        14.39         14.54            14.68
-----------------------------------------------------------------------------------------------------------------------------
 11          213      Maintenance Electrician                15.24         15.41        15.57         15.71            15.88
             215      Maintenance Mechanic
-----------------------------------------------------------------------------------------------------------------------------
 13          216      Tool & Die Maker                       17.00         17.18        17.35         17.53            17.70
-----------------------------------------------------------------------------------------------------------------------------

"Weeks" as used herein shall be computed from the date of hire except that any change which would normally become effective as of Monday, Tuesday or Wednesday of any payroll week shall become effective as of Monday of the same payroll week, while any change which occurs on a Thursday, Friday, Saturday or Sunday of such payroll week shall become effective on Monday of the subsequent payroll week.
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                              MOUNTAINTOP PLANT
                          HOURLY WAGE RATE SCHEDULE
                         EFFECTIVE DECEMBER 3, 2001
--------------------------------------------------------------------------------------------------------------------------
L.G.        OCC.#     OCCUPATION TITLE                        MIN.        4 WEEKS        8 WEEKS       12 WEEKS       MAX.
--------------------------------------------------------------------------------------------------------------------------
  4          202      Production Associate                   11.81         13.44          13.56          13.71       13.83
--------------------------------------------------------------------------------------------------------------------------
  8          208      Utility Associate                      12.25         13.94          14.06          14.22       14.35
             209      Fabrication Specialist                   .
--------------------------------------------------------------------------------------------------------------------------
  9          206      Equipment Repairer                     14.40         14.56          14.70          14.86       15.00
--------------------------------------------------------------------------------------------------------------------------
 10          210      Fabrication Support Specialist         14.66         14.82          14.97          15.12       15.27
--------------------------------------------------------------------------------------------------------------------------
 11          213      Maintenance Electrician                15.85         16.03          16.19          16.34       16.52
             215      Maintenance Mechanic
--------------------------------------------------------------------------------------------------------------------------
 13          216      Tool & Die Maker                       17.68         17.87          18.04          18.23       18.41
--------------------------------------------------------------------------------------------------------------------------

"Weeks" as used herein shall be computed from the date of hire except that any change which would normally become effective as of Monday, Tuesday or Wednesday of any payroll week shall become effective as of Monday of the same payroll week, while any change which occurs on a Thursday, Friday, Saturday or Sunday of such payroll week shall become effective on Monday of the subsequent payroll week.
--------------------------------------------------------------------------------------------------------------------------